Contract Number: [LC1234567]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

[Date of Issue of this Rider: January 1, 2007]

This rider provides that in each Contract Year after the GLWB Calculation Date you may surrender an amount up to the Guaranteed Withdrawal Amount with no Surrender Charge applied for as long as the rider is in force. If this contract terminates because the Guarantee Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will continue to pay you the Guaranteed Withdrawal Amount each year for as long as the Annuitant is alive under a settlement agreement that we will issue. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. CONSIDERATION. We issue this rider based upon your application and the deduction of the mortality and expense risk charge for GLWB Subaccounts.

2. DEFINITIONS.

Date of Issue of this Rider. Unless the Date of Issue of this Rider is shown above, it is the Date of Issue of this contract.

GLWB. Guaranteed Lifetime Withdrawal Benefit.

GLWB Calculation Date. The Contract Anniversary elected by you that is used to determine your initial Guaranteed Withdrawal Amount (see Section 5 in this rider). You must notify us of your election within 45 days after the Contract Anniversary that you elect to be the GLWB Calculation Date. The GLWB Calculation Date must be:

1)	On or after the Contract Anniversary on which the Annuitant reaches Age 62; and

2)	On or before the Annuity Date.

If you do not make an election before the Annuity Date, the GLWB Calculation Date will be the Annuity Date.

The GLWB Waiting Period ends and the GLWB Withdrawal Period begins on the GLWB Calculation Date.

GLWB Excess Surrender. You have made a GLWB Excess Surrender on any day in a calendar year that you make a Partial Surrender and the sum of Partial Surrenders taken in the Contract Year exceeds the greatest of:

1)	The Guaranteed Withdrawal Amount for that Contract Year;

2)	The Required Minimum Distribution for that calendar year, if any, that we determine for this contract according to Section 401(a)(9) of the Internal Revenue Code; and

3)	If that day is in a Contract Year that began in the prior calendar year, the Required Minimum Distribution, if any, for the prior calendar year that we determine for this contract according to Section 401(a)(9) of the Internal Revenue Code

The amount of the GLWB Excess Surrender is the sum of the Partial Surrenders taken in that Contract Year less the greatest of 1, 2 and 3 above. If you make a GLWB Excess Surrender in a Contract Year, then the amount of any subsequent Partial Surrender you make in that Contract Year will also be a GLWB Excess Surrender

GLWB Subaccount. A subaccount of the Variable Account to which all allocations of Accumulated Value and premiums must be made while this rider is in force.

GLWB Waiting Period. The period that begins on the Date of Issue of this Rider and ends on the GLWB Calculation Date.

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Contract Number: [LC1234567]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

GLWB Withdrawal Period. The period during which you may surrender Guaranteed Withdrawal Amounts with no Surrender Charge applied. This period begins on the GLWB Calculation Date and continues until this contract terminates. During this period:

1)	The Annual Administrative Charge (see Section 5.6 in this contract) will not be deducted;

2)	The Minimum Accumulated Value provision (see Section 5.7 in this contract) does not apply; and

3)	The minimum remaining Accumulated Value after a Partial Surrender (see Section 6.3(3) in this contract) does not apply.

3. MAXIMUM ANNUAL RISK CHARGE. The charge for mortality and expense risks that we deduct for each day in the Valuation Period is guaranteed not to exceed, on an annual basis, the Maximum Annual Risk Charge. The Maximum Annual Risk Charge as a percentage of average daily assets of GLWB Subaccounts is 2.50% in Contract Years 1-7 and 2.40% thereafter.

4. THE BENEFIT. During the GLWB Withdrawal Period, no Surrender Charge will apply to Partial Surrenders as long as the total amount surrendered in a Contract Year is less than or equal to the Guaranteed Withdrawal Amount for that year. Each Partial Surrender you take will decrease the Accumulated Value and may decrease the Benefit Base (see Section 6.1(3) in this rider). If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will pay you the Guaranteed Withdrawal Amount each year while the Annuitant is living under a settlement agreement that we will issue. If the Annuitant dies before the sum of payments made under that agreement is equal to the GLWB Survivor Benefit on the date the contract terminates, payments will continue to the beneficiary until the sum of payments made is equal to the GLWB Survivor Benefit.

5. GUARANTEED WITHDRAWAL AMOUNT. The initial Guaranteed Withdrawal Amount is determined on the GLWB Calculation Date. It is equal to:

1)	The lesser of the Benefit Base on that date or $5,000,000;

Multiplied by

2)	The Withdrawal Percentage determined according to Section 7 in this rider.

On any Contract Anniversary that the Benefit Base is increased according to Section 6.3(2) in this rider, the Guaranteed Withdrawal Amount will be increased to an amount equal to:

1)	The lesser of the increased Benefit Base or $5,000,000;

Multiplied by

2)	The Withdrawal Percentage determined according to Section 7 in this rider.

You may surrender more than the Guaranteed Withdrawal Amount in any Contract Year provided the amount of a Partial Surrender on any day does not exceed the Cash Surrender Value on that day. However, on any day that the Benefit Base is decreased according to Section 6.3(1) in this rider, the Guaranteed Withdrawal Amount will be adjusted, effective as of the next Contract Anniversary, to equal:

1)	The lesser of the Benefit Base on that date or $5,000,000;

Multiplied by

2)	The Withdrawal Percentage determined according to Section 7 in this rider.

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Contract Number: [LC1234567]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

6. BENEFIT BASE. On the Date of Issue of this Rider, the Benefit Base is equal to the Accumulated Value on that date. After that date, the Benefit Base is adjusted as follows:

6.1 Benefit Base During GLWB Waiting Period.

1)	As of the day that a premium is allocated under this contract, the Benefit Base is increased by the amount of that premium.

2)	As of the day that a Partial Surrender or Annual Administrative Charge (see Section 5.6 in this contract) is taken, the Benefit Base is decreased as follows:

a)	If the Benefit Base is less than or equal to the Accumulated Value, the Benefit Base is decreased by the amount taken.

b)	Otherwise, the Benefit Base is decreased by the same proportion that the Accumulated Value is decreased by the amount taken.

3)	On any Contract Anniversary, the Benefit Base is adjusted to equal the Accumulated Value at the end of the prior day if the adjustment will increase the Benefit Base.

6.2 Benefit Base on the GLWB Calculation Date. The Benefit Base on the Contract Anniversary that you elect to be the GLWB Calculation Date is adjusted according to Section 6.1(1) and (2) in this rider for any premiums allocated and Partial Surrenders made on or after that Contract Anniversary and before we receive notification of your election of the GLWB Calculation Date.

6.3 Benefit Base During GLWB Withdrawal Period. Except as provided in Section 6.2 in this rider:

1)	As of any day that you have made a GLWB Excess Surrender, the Benefit Base is decreased as follows:

a)	If the Benefit Base is less than or equal to the Accumulated Value, the Benefit Base is decreased by the amount of the GLWB Excess Surrender.

b)	Otherwise, the Benefit Base is decreased by the ratio of:

i)	The amount of the GLWB Excess Surrender; divided by

ii)	The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

2)	On any Contract Anniversary on or before the date that the Annuitant reaches Age 90, the Benefit Base is adjusted to equal the Accumulated Value at the end of the prior day if the adjustment will increase the Benefit Base.

7. WITHDRAWAL PERCENTAGE. The Withdrawal Percentage is the percentage that is applied to the Benefit Base to determine the Guaranteed Withdrawal Amount. The initial Withdrawal Percentage is determined on the GLWB Calculation Date. It is equal to:

1)	The sum of adjusted premiums, each multiplied by its Percentage Applied shown in the table below; divided by

2)	The sum of adjusted premiums.

Percentage Applied
Age on Date of Premium Allocation	Full Contract Years from Date of Premium Allocation to GLWB Calculation Date
	0-4	5-9	10-14	15+
50-56	—	4.5%	5.0%	6.0%
57-61	4.0%	4.5%	5.5%	6.5%
62-66	4.0%	5.0%	6.0%	7.0%
67-71	4.5%	5.5%	6.5%	7.5%
72-76	5.0%	6.0%	7.0%	7.0%
77-81	5.5%	6.5%	6.5%	6.5%
82+	6.0%	6.0%	6.0%	6.0%

Adjusted premiums are determined by subtracting the amount of Partial Surrenders taken from premiums paid on a last-in, first-out basis.

For the purpose of determining the Percentage Applied:

1)	The Accumulated Value on the Date of Issue of this Rider is treated as a premium allocated on that date; and

2)	Premiums allocated during the GLWB Waiting Period and on or within three months after a Contract Anniversary will be treated as if they were allocated on that Contract Anniversary. All other premiums allocated during the GLWB Waiting Period will be treated as if they were allocated on the next Contract Anniversary and at the Age on that anniversary.

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Contract Number: [LC1234567]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

On any Contract Anniversary that the Benefit Base is increased according to Section 6.3(2) in this rider, the Percentage Applied will be adjusted to the Attained Age Percentage Applied shown in the following table if that adjustment increases the Withdrawal Percentage for this contract.

Age on Contract Anniversary	Attained Age Percentage Applied
67-71	4.50%
72-76	5.00%
77-81	5.50%
82-90	6.00%

8. GLWB SURVIVOR BENEFIT. If the death of the Annuitant occurs during the GLWB Withdrawal Period and before the Annuity Date, the beneficiary may elect to receive the GLWB Survivor Benefit, if any, in lieu of the Death Proceeds of this contract. If that death occurs after the Annuity Date, the beneficiary may elect to receive the GLWB Survivor Benefit, if any, in lieu of the Accumulated Value of this contract. Election to receive the GLWB Survivor Benefit must be made within 60 days after we receive proof of death of the Annuitant.

The initial GLWB Survivor Benefit is the Accumulated Value on the Date of Issue of this Rider. Thereafter, the GLWB Survivor Benefit increases or decreases as follows:

1)	As of the day that a premium is allocated under this contract, the benefit is increased by the amount of that premium.

2)	As of the day that a Partial Surrender or Annual Administrative Charge is taken, the benefit is decreased by the amount taken.

3)	As of any day during the GLWB Withdrawal Period that you have made a GLWB Excess Surrender, the GLWB Survivor Benefit is decreased as follows:

a)	If the GLWB Survivor Benefit is less than or equal to the Accumulated Value, the GLWB Survivor Benefit is decreased by the amount of the surrender.

b)	Otherwise, the GLWB Survivor Benefit is first decreased by the amount of the Partial Surrender that is not a GLWB Excess Surrender, and then the remaining GLWB Survivor Benefit is decreased by the ratio of:

i)	The amount of the GLWB Excess Surrender; divided by

ii)	The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

The GLWB Survivor Benefit will be paid in equal payments under a settlement agreement that we will issue. The total number of payments will be equal to the number of payments per year that the beneficiary elects multiplied by the smaller of:

1)	The GLWB Survivor Benefit divided by the Guaranteed Withdrawal Amount; and

2)	The life expectancy of the beneficiary at the time payments begin.

The amount of each payment will be equal to the GLWB Survivor Benefit divided by the total number of payments.

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Contract Number: [LC1234567]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

9. GLWB REQUIREMENTS. While this contract and rider are in force, the Guaranteed Lifetime Withdrawal Benefit is subject to the following:

1)	This contract may not include the Maximum Anniversary Death Benefit option, the Premium Allocation Death Benefit option or the Earnings Addition Death Benefit option.

2)	All Accumulated Value and premiums must be allocated to one GLWB Subaccount.

3)	If the Date of Issue of this Rider is after the contract’s Date of Issue, the Accumulated Value will be transferred on the Date of Issue of this Rider to the GLWB Subaccount elected by you. A Market Value Adjustment will apply to accumulated value that is transferred from a Fixed Period Allocation more than 30 days before the end of its allocation period. The adjustment may increase or decrease the amount transferred. It will be determined according to Section 11.3 in this contract.

4)	No transfers among subaccounts are allowed except that all of the Accumulated Value may be transferred from one GLWB Subaccount to another GLWB Subaccount within 45 days after any Contract Anniversary on which the Benefit Base is increased according Section 6.1(3) or Section 6.3(2) in this rider.

5)	Automatic transfers under Sections 5.3 and 5.4 in this contract are not allowed.

6)	If you take a Partial Surrender during the GLWB Waiting Period, then no premiums may be paid on this contract for one year from the date of the Partial Surrender.

7)	No premiums may be paid on this contract after you elect the GLWB Calculation Date.

8)	During the GLWB Withdrawal Period, you may surrender without a Surrender Charge any amount up to the greater of:

a)	10% of the Accumulated Value existing at the time the first surrender is made in that Contract Year; and

b)	The Guaranteed Withdrawal Amount for that Contract Year.

9)	If an Annuitant dies before the Annuity Date and the Annuitant’s spouse is the sole primary beneficiary and elects to continue this contract in force as the Annuitant and owner (see Section 7.6 in this contract), the Accumulated Value on the Exchange Date and any excess of Death Proceeds over the Accumulated Value on that date will be applied to the subaccount without the Guaranteed Lifetime Withdrawal Benefit that invests in the same underlying portfolio as the GLWB Subaccount to which the Accumulated Value was allocated.

10)	In lieu of paying the Annuity Income beginning on the Annuity Date according to Section 8.1 in this contract, we will pay the following amounts:

a)	If a Required Minimum Distribution is defined for this contract by Section 401(a)(9) of the Internal Revenue Code, then at the end of each calendar year, we will pay you an amount equal to the excess, if any, of the Required Minimum Distribution determined by us for that calendar year over the sum of any Partial Surrenders you have taken during that calendar year.

(continued)

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Contract Number: [LC1234567]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

b)	At the end of each Contract Year we will pay you an amount equal to the excess, if any, of the Required Withdrawal Amount over the sum of any Partial Surrenders you have taken during that Contract Year. The Required Withdrawal Amount is equal to the greater of:

i)	The Guaranteed Withdrawal Amount for that Contract Year; and

ii)	The Accumulated Value at the end of the prior Contract Year multiplied by the Amortization Factor for the Age in the current Contract Year. Amortization Factors will not exceed the factors shown in the table below:

Amortization Factors

Age	Factor	Age	Factor
90	6.04%	101	10.40%
91	6.24%	102	11.28%
92	6.47%	103	12.36%
93	6.71%	104	13.70%
94	7.00%	105	15.43%
95	7.31%	106	17.72%
96	7.66%	107	20.93%
97	8.06%	108	22.63%
98	8.52%	109	33.30%
99	9.05%	110	47.14%
100	9.67%	111+	52.63%

Any amounts that we pay under (a) and (b) above will be treated as Partial Surrenders under this contract. The Accumulated Value after the Annuity Date will continue to be determined according to Section 5.1 in this contract.

10. TERMINATION. This rider will terminate on the earliest of:

1)	The date this contract terminates;

2)	The date we receive satisfactory proof of the death of the Annuitant;

3)	The date you elect to receive Annuity Income under this contract;

4)	The date we receive your Written Notice to cancel this rider. (This date must be at least two years after the Date of Issue of this Rider.);

5)	The date during the GLWB Waiting Period that the sum of Partial Surrenders made and Annual Administrative Charges deducted for this contract exceeds the sum of premiums paid; and

6)	The date during the GLWB Withdrawal Period that the Benefit Base is reduced to zero.

If this rider terminates other than under (1), the Accumulated Value will be transferred on the date the rider terminates to the subaccount that invests in the same underlying portfolio as the GLWB Subaccount to which the Accumulated Value was allocated prior to termination, unless you request other allocations. If termination is after the Annuity Date, we will begin paying Annuity Income according to Section 8.1 in this contract.

Signed for Thrivent Financial for Lutherans

President	[ ]

Secretary	[ ]

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